Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports Second Quarter 2023 Results

●	Second quarter revenue $168.9 million

●	Gross margin of 47.6%; non-GAAP gross margin of 47.8%

●	Improving thermal handler demand for hyperscaling

POWAY, Calif., August 3, 2023 -- Cohu, Inc. (NASDAQ: COHU), a global supplier of equipment and services optimizing semiconductor manufacturing yield and productivity, today reported fiscal 2023 second quarter net sales of $168.9 million and GAAP income of $10.6 million or $0.22 per share. Net sales for the first six months of 2023 were $348.3 million and GAAP income was $26.3 million or $0.55 per share.

Cohu also reported non-GAAP results, with second quarter 2023 income of $22.8 million or $0.48 per share and income of $49.8 million or $1.04 per share for the first six months of 2023.

GAAP Results
(in millions, except per share amounts)	Q2 FY 2023	Q1 FY 2023	Q2 FY 2022	6 Months 2023	6 Months 2022

Net sales	$168.9	$179.4	$217.2	$348.3	$415.0
Net income	$10.6	$15.7	$28.8	$26.3	$50.3
Net income per share	$0.22	$0.33	$0.59	$0.55	$1.02

Non-GAAP Results
(in millions, except per share amounts)	Q2 FY 2023	Q1 FY 2023	Q2 FY 2022	6 Months 2023	6 Months 2022

Net income	$22.8	$26.9	$39.7	$49.8	$72.3
Net income per share	$0.48	$0.56	$0.81	$1.04	$1.47

Total cash and investments at the end of second quarter 2023 were $372.3 million and our Term Loan B principal amount was $31.1 million. Cohu repurchased 77,203 shares of its common stock in the second quarter for an aggregate amount of approximately $2.7 million.

“Second quarter gross margin and profitability were strong driven by a resilient recurring business model which has achieved a 3-year compound revenue growth rate of 7%,” said Cohu President and CEO Luis Müller. “We are focused on expanding our product portfolio and winning new customer applications, positioning the company to deliver revenue growth when market conditions improve.”

Cohu expects third quarter 2023 sales to be approximately $150 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss second quarter 2023 results at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time on August 3, 2023. Interested parties may listen live via webcast on Cohu’s investor relations website at https://edge.media-server.com/mmc/p/6n5z34zd.

To participate via telephone and join the call live, please register in advance at https://register.vevent.com/register/BIb169876ee747489baab528b612fd969e to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate, free cash flow and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, restructuring costs, inventory step-up, depreciation of purchase accounting adjustments to property, plant and equipment, employer payroll taxes related to accelerated vesting share-based awards, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding continuing improvements in operational performance; aligning investments with major trends in industrial automation, autonomous vehicles, mobility, increased processing and sensing power; expanding our factory footprint in the Philippines; future growth in recurring; test interface design wins with expanded manufacturing in Asia; other design wins within the handler group; expansion of the Diamondx platform for analog testing; strategy to expand served addressable markets and deliver long-term growth; growth into adjacent areas, including service; resiliency of recurring business; expanding our software business including DI-Core; expanding Cohu’s differentiated product portfolio; new customer application gains; estimated test cell utilization; thermal handler demand for hyperscaling; Cohu’s FY2023 and FY2024 outlook; revenue growth with expected market condition improvements; % of incremental revenue expected to fall to operating income; expense controls; Cohu’s third quarter 2023 sales forecast, orders, guidance, sales mix, non-GAAP operating expenses, gross margin, operating income, adjusted EBITDA, effective tax rate, free cash flow, cap ex, cash and/or shares outstanding; estimated minimum cash needed; estimated EBITDA breakeven point; Cohu’s Mid-Term Financial Targets; any future Term Loan B principal reduction; the amount, timing or manner of any share repurchases; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: cyclical COVID-19 pandemic impacts; new product investments and product enhancements which may not be commercially successful; inability to effectively manage multiple manufacturing sites in Asia and secure reliable and cost-effective raw materials; failure of sole source contract manufacturer; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; the semiconductor equipment industry is intensely competitive; rapid technological changes and product introductions and transitions; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; loss of key personnel; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; significant goodwill and other intangibles as percentage of our total assets; risks associated with the MCT acquisition, such as integration and synergies, and other risks associated with additional potential acquisitions, investments and divestitures; levels of debt; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory and including tax law changes; significant volatility in our stock price; and the risk of cybersecurity breaches.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	July 1,	June 25,	July 1,	June 25,
	2023 (2)	2022	2023	2022

Net sales	$168,921	$217,226	$348,292	$414,983
Cost and expenses:
Cost of sales (excluding amortization)	88,576	116,273	181,729	222,874
Research and development	22,466	23,160	44,976	46,266
Selling, general and administrative	32,798	32,531	66,987	63,777
Amortization of purchased intangible assets	9,006	8,341	17,760	16,876
Restructuring charges	416	7	1,304	583
	153,262	180,312	312,756	350,376
Income from operations	15,659	36,914	35,536	64,607
Other (expense) income:
Interest expense	(727)	(919)	(1,855)	(1,900)
Interest income	2,732	308	5,450	419
Foreign transaction gain (loss)	(645)	1,491	(1,085)	2,635
Loss on extinguishment of debt	-	(128)	(369)	(232)
Income from operations before taxes	17,019	37,666	37,677	65,529
Income tax provision	6,435	8,898	11,408	15,192
Net income	$10,584	$28,768	$26,269	$50,337

Income per share:
Basic:	$0.22	$0.59	$0.55	$1.04
Diluted:	$0.22	$0.59	$0.55	$1.02

Weighted average shares used in computing income per share:
Basic	47,618	48,475	47,481	48,626
Diluted	48,028	48,928	48,099	49,248

(1)	The three- and six-month periods ended July 1, 2023 and June 25, 2022 were both comprised of 13 weeks and 26 weeks, respectively.
(2)	On January 30, 2023 the Company completed the acquisition of MCT Worldwide, LLC (“MCT”) and the results of its operations have been included since that date.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	July 1,	December 31,
	2023	2022
Assets:
Current assets:
Cash and investments	$372,317	$385,576
Accounts receivable	144,137	176,148
Inventories	173,753	170,141
Other current assets	32,084	32,986
Total current assets	722,291	764,851
Property, plant & equipment, net	66,626	65,011
Goodwill	224,291	213,539
Intangible assets, net	135,300	140,104
Operating lease right of use assets	19,839	22,804
Other assets	19,718	21,105
Total assets	$1,188,065	$1,227,414

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$1,732	$1,907
Current installments of long-term debt	4,529	4,404
Deferred profit	4,073	8,022
Other current liabilities	128,068	146,539
Total current liabilities	138,402	160,872
Long-term debt	36,457	72,664
Non-current operating lease liabilities	16,178	19,209
Other noncurrent liabilities	43,635	45,828
Cohu stockholders’ equity	953,393	928,841
Total liabilities & stockholders’ equity	$1,188,065	$1,227,414

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	July 1,	April 1,	June 25,
	2023	2023	2022
Income from operations - GAAP basis (a)	$15,659	$19,877	$36,914
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	216	180	172
Research and development (R&D)	819	866	826
Selling, general and administrative (SG&A)	3,397	2,868	2,935
	4,432	3,914	3,933
Amortization of purchased intangible assets (c)	9,006	8,754	8,341
Restructuring charges related to inventory adjustments in COS (d)	(13)	(28)	(186)
Restructuring charges (d)	416	888	7
Manufacturing and sales transition costs included in (e):
COS	-	18	-
R&D	22	-	-
SG&A	166	253	-
	188	271	-
Inventory step-up included in COS (f)	149	124	-
Acquisition costs included in SG&A (g)	60	385	-
Depreciation of PP&E step-up included in SG&A (h)	14	9	-
Income from operations - non-GAAP basis (i)	$29,911	$34,194	$49,009

Net income - GAAP basis	$10,584	$15,685	$28,768
Non-GAAP adjustments (as scheduled above)	14,252	14,317	12,095
Tax effect of non-GAAP adjustments (j)	(1,996)	(3,057)	(1,134)
Net income - non-GAAP basis	$22,840	$26,945	$39,729

GAAP net income per share - diluted	$0.22	$0.33	$0.59

Non-GAAP net income per share - diluted (k)	$0.48	$0.56	$0.81

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra and the acquisition of MCT. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	9.3%, 11.1% and 17.0% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of MCT and Xcerra.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate amortization of inventory step up charges related to MCT acquisition.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(h)	To eliminate depreciation of PP&E step up charges related to MCT acquisition.
(i)	17.7%, 19.1% and 22.6% of net sales, respectively.
(j)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(k)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Six Months Ended
	July 1,	June 25,
	2023	2022
Income from operations - GAAP basis (a)	$35,536	$64,607
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	396	317
Research and development (R&D)	1,685	1,578
Selling, general and administrative (SG&A)	6,265	5,460
	8,346	7,355
Amortization of purchased intangible assets (c)	17,760	16,876
Restructuring charges related to inventory adjustments in COS (d)	(41)	(361)
Restructuring charges (d)	1,304	583
Manufacturing and sales transition costs included in (e):
COS	18	-
R&D	22	-
SG&A	419	-
	459	-

Inventory step-up included in COS (f)	273	-
Acquisition costs included in SG&A (g)	445	-
Depreciation of PP&E step-up included in SG&A (h)	23	-
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (i)	-	132

Income from operations - non-GAAP basis (j)	$64,105	$89,192

Net income - GAAP basis	$26,269	$50,337
Non-GAAP adjustments (as scheduled above)	28,569	24,585
Tax effect of non-GAAP adjustments (k)	(5,053)	(2,617)
Net income - non-GAAP basis	$49,785	$72,305

GAAP net income per share - diluted	$0.55	$1.02

Non-GAAP income per share - diluted (l)	$1.04	$1.47

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra and the acquisition of MCT. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	10.2% and 15.6% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of MCT and Xcerra.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate amortization of inventory step up charges related to MCT acquisition.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(h)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of MCT.
(i)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(j)	18.4% and 21.5% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	July 1,	April 1,	June 25,
	2023	2023	2022

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$80,345	$86,218	$100,953
Non-GAAP adjustments to cost of sales (as scheduled above)	352	294	(14)
Gross profit - Non-GAAP basis	$80,697	$86,512	$100,939

As a percentage of net sales:
GAAP gross profit	47.6%	48.1%	46.5%
Non-GAAP gross profit	47.8%	48.2%	46.5%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$10,584	$15,685	$28,768
Income tax provision	6,435	4,973	8,898
Interest expense	727	1,128	919
Interest income	(2,732)	(2,718)	(308)
Amortization of purchased intangible assets	9,006	8,754	8,341
Depreciation	3,361	3,337	3,191
Amortization of cloud-based software implementation costs (2)	700	700	478
Loss on extinguishment of debt	-	369	128
Other non-GAAP adjustments (as scheduled above)	5,232	5,554	3,754
Adjusted EBITDA	$33,313	$37,782	$54,169

As a percentage of net sales:
Net income - GAAP Basis	6.3%	8.7%	13.2%
Adjusted EBITDA	19.7%	21.1%	24.9%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$64,686	$66,341	$64,039
Non-GAAP adjustments to operating expenses (as scheduled above)	(13,900)	(14,023)	(12,109)
Operating Expenses - Non-GAAP basis	$50,786	$52,318	$51,930

(1)	Excludes amortization of $7,102, $6,891 and $6,544 for the three months ending July 01, 2023, April 01, 2023 and June 25, 2022, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Six Months Ended
	July 1,	June 25,
	2023	2022
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$166,563	$192,109
Non-GAAP adjustments to cost of sales (as scheduled above)	646	(44)
Gross profit - Non-GAAP basis	$167,209	$192,065

As a percentage of net sales:
GAAP gross profit	47.8%	46.3%
Non-GAAP gross profit	48.0%	46.3%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$26,269	$50,337
Income tax provision	11,408	15,192
Interest expense	1,855	1,900
Interest income	(5,450)	(419)
Amortization of purchased intangible assets	17,760	16,876
Depreciation	6,698	6,323
Amortization of cloud-based software implementation costs (2)	1,400	956
Loss on extinguishment of debt	369	232
Other non-GAAP adjustments (as scheduled above)	10,786	7,709
Adjusted EBITDA	$71,095	$99,106

As a percentage of net sales:
Net income - GAAP Basis	7.5%	12.1%
Adjusted EBITDA	20.4%	23.9%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$131,027	$127,502
Non-GAAP adjustments to operating expenses (as scheduled above)	(27,923)	(24,629)
Operating Expenses - Non-GAAP basis	$103,104	$102,873

(1)	Excludes amortization of $13,993 and $13,240 for the six months ending July 01, 2023 and June 25, 2022, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.